UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ----------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): June 1, 2004



                            REHABCARE GROUP, INC.
            (Exact name of registrant as specified in its charter)


      Delaware                       0-19294                    51-0265872
   (State or other              (Commission File             (I.R.S. Employer
   jurisdiction of                   Number)                  Identification
   incorporation)                                                 Number)



   7733 Forsyth Boulevard
         Suite 2300
    St. Louis, Missouri                                          63105
(Address of principal executive offices)                      (Zip Code)



      Registrant's telephone number, including area code: (314) 863-7422

Item 5.   Other Events and Regulation FD Disclosure.

     RehabCare Group, Inc. issued a press release on June 1, 2004 announcing the election of Joseph R. Swedish to the Board of Directors of the Company.

     The press release in its entirety is attached as Exhibit 99.1.


Item 7.    Financial Statements and Exhibits.

           (c) Exhibits. See Exhibit Index.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 2, 2004

                                       REHABCARE GROUP, INC.



                                    By: /s/  Vincent L. Germanese
                                       -----------------------------------------
                                       Vincent L. Germanese,
                                       Senior Vice President,
                                       Chief Financial Officer
                                       and Secretary

                                  EXHIBIT INDEX

Exhibit No.       Description

99.1              Press release dated June 1, 2004

                                                                    Exhibit 99.1

                    CONTACT: RehabCare Group, Inc.
                             Vincent L. Germanese, CFO
                             Betty Cammarata, Director-Investor Relations
                             Press: David Totaro, Senior Vice President,
                                Corporate Marketing & Communications
                             (314) 863-7422
                                    or
                             Financial Dynamics:
                             Gordon McCoun/Lanie Fladell
                             Press: Sean Leous
                             (212) 850-5600
For Immediate Release
June 1, 2004

                    REHABCARE GROUP ELECTS JOSEPH R. SWEDISH
                       AS NEW MEMBER OF BOARD OF DIRECTORS

ST. LOUIS, MO., JUNE 1, 2004 - RehabCare Group, Inc. (NYSE:RHB) today announced that Joseph R. Swedish has been elected to its Board of Directors.

     Mr. Swedish is President and Chief Executive Officer of Centura Health, the largest healthcare provider in Colorado, which includes 12 hospitals, 8 senior housing facilities, home care and hospice operations, and a variety of services promoting faith based community health initiatives.

     Since joining Centura Health in 1999, Mr. Swedish has focused his efforts on ensuring the financial stability and service excellence of its core operations. Under his leadership, the organization received national recognition for producing a $100 million turnaround in its first year combined with an unprecedented three bond rating upgrade. Centura Health has also developed a reputation for excellence and innovation in patient care, evidenced by the designation of five of its hospitals as part of Solucient's 2003 100 Top Hospitals(R) list. As another example, Centura recently opened a new hospital using advanced wireless technology and state of the art process improvement methods.

     John H. Short, Ph.D., President and Chief Executive Officer of RehabCare Group, stated, "We are delighted to have Joe Swedish join our Board. Joe's extensive career has focused on turnaround situations and enterprise creation that has given him unmatched experience in the cultural, financial, and strategic restructuring of healthcare delivery systems. His experience on a variety of healthcare boards will be invaluable to us as we deliver our own strategy."

     Mr. Swedish commented, "I am excited about joining a Board which has provided dynamic leadership and direction to the new RehabCare. I have known Dr. Short for many years and am delighted to be able to participate in the execution of the strategic initiatives which he and his management team have put in place."

     Mr. Swedish is a Fellow of the American College of Healthcare Executives. He is also vice-chairman of the Colorado Health and Hospital Association; a member of the American Hospital Association Regional Policy Board (Region 8); chairman of the Public Education and Business Coalition; and a board member of the Metro Denver Boy Scouts, the Colorado Forum and Colorado Concern. In 2003, he was awarded the University Medal for service to the University of Colorado by its Board of Regents and received the 2003 Ernst and Young Rocky Mountain Region Entrepreneur of the Year Award and subsequently was named a nominee for the national award. He holds a B.A. degree from the University of North Carolina and an M.H.A. from Duke University.

     RehabCare Group, Inc., headquartered in St. Louis, Missouri, is a leading provider of rehabilitation management services in over 700 hospitals, nursing homes and other long-term care facilities throughout the United States. It provides services in acute care, skilled nursing, outpatient and home health settings to fit the clinical needs of patients in a cost-effective manner. RehabCare Group is pleased to be included in the Russell 2000 and Standard and Poor's Small Cap 600 Indices.

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